UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
May 31, 2011
____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
 (Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on May 31, 2011.  At the annual meeting, there were 73,469,218 shares of the Registrant’s common stock entitled to vote, and 54,472,285 (74.1%) were represented at the annual meeting in person and by proxy.  The following summarizes vote results for those matters submitted to the Registrant’s shareholders for action at the annual meeting:

1.           Proposal to elect six members of the Registrant’s Board of Directors.

Director	For	Against	Abstain
Scott Jarus	31,932,739	--	2,592,447
R. D. Pete Bloomer	30,949,219	--	8,748,609
Eduard A. Jaeger	31,932,739	--	2,592,447
Vane P. Clayton	30,949,219	--	8,748,609
Scott Alderton	30,724,243	--	3,800,943
Kenneth J. Frank, M.D.	32,323,355	--	2,201,831

2.           Proposal to ratify the appointment of Rotenberg & Co., LLP as the Company’s independent accountants for the year ending December 31, 2011.

For	Against	Abstain
49,600,257	860,600	4,011,428

3.           Proposal to approve an amendment to Ironclad Performance Wear Corporation’s 2006 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 11,000,000 to 13,000,000 shares.

For	Against	Abstain
27,255,072	12,532,881	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: June 3, 2011	By: /s/ Thomas Kreig
Thomas Kreig, Senior Vice President of Finance